SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|


Filed by a party other than the Registrant  |_|

Check the appropriate box:
|X|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               JAMESON INNS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 Not Applicable
     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
|X|      No fee required.
|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.
         (1)     Title of each class of securities to which transaction applies:


         (2)     Aggregate number of securities to which transaction applies:


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed maximum aggregate value of transaction:


         (5)     Total fee paid:

|_|      Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)     Amount Previously Paid:
         (2)     Form, Schedule or Registration Statement No.:
         (3)     Filing Party:
         (4)     Date Filed:

PRELIMINARY COPY                    CONFIDENTIAL - For use of the Securities and
                                                        Exchange Commission only

                                      PROXY

                               JAMESON INNS, INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Thomas W. Kitchin and Craig R. Kitchin, or either of them, with full power of substitution, as Proxies of the undersigned, with all powers that the undersigned would possess if personally present to cast all votes that the undersigned would be entitled to vote at the Special Meeting of Stockholders of Jameson Inns, Inc. (the "Company") to be held in the offices of the Company at 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603, on Monday, February 2, 1998, at 10A.M., local time, and at any and all adjournments or postponements thereof, as indicated below:

          Proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles") to amend and restate the Articles to provide for (a) an increase in the number of authorized shares of Common Stock from 20,000,000 to 40,000,000, (b) an increase in the number of authorized shares of Preferred Stock from 100,000 to 10,000,000, (c) a revision of the restrictions on ownership and transfer of the Company's capital stock to include the Preferred Stock, and (d) the correction of certain typographical and other technical errors as discussed in the accompanying Proxy Statement.
                    |_| FOR        |_| AGAINST       |_| ABSTAIN



(Continued and to be signed on the reverse side)

(Continued from other side)



         This Proxy will be voted as directed herein by the undersigned stockholder. If no specifications are made, this Proxy will be voted FOR the above proposal. If any other business should properly be brought before the meeting, the persons named as proxies will vote on such business in accordance with their best judgment.

          PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                       Dated:                       , 1998
                             ----------------------




-------------------------------------
                       Signature(s)



-------------------------------------
                       Signature(s)

IMPORTANT: Please date this Proxy and sign exactly as your name appears to the left. If shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Preliminary Copy


                               JAMESON INNS, INC.
                       8 Perimeter Center East, Suite 8050
                           Atlanta, Georgia 30346-1603

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held February 2, 1998


To the Stockholders of JAMESON INNS, INC.:

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Jameson Inns, Inc., a Georgia corporation (the "Company"), will be held in the offices of the Company at 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603, on Monday, February 2, 1998, at 10:00 a.m., local time, for the following purposes:

         1. To consider and act upon a proposal to approve an amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles") to amend and restate the Articles to provide for (a) an increase in the number of authorized shares of Common Stock, par value $.10 per share, from 20,000,000 shares to 40,000,000 shares, (b) an increase in the number of authorized shares of Preferred Stock, par value $1.00 per share, from 100,000 shares to 10,000,000 shares, (c) a revision of the restrictions on ownership and transfer of the Company's capital stock to include the Preferred Stock, and
                  (d) the correction of certain typographical and other technical errors; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on December 15, 1997, as the record date for the meeting, and only holders of record of Common Stock at such time will be entitled to vote at the meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of ten days prior to the date of the meeting at the offices of the Company and at the time and place of the meeting.

                                             By Order of the Board of Directors,


                                                                Steven A. Curlee
                                                                       Secretary

Atlanta, Georgia
December ___, 1997




         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

Preliminary Copy
                               Jameson Inns, Inc.
                       8 Perimeter Center East, Suite 8050
                           Atlanta, Georgia 30346-1603

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held February 2, 1998


                     SOLICITATION AND REVOCATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jameson Inns, Inc., a Georgia corporation (the "Company"), of proxies to be voted at the Special Meeting of Stockholders of the Company to be held on February 2, 1998, or at any adjournment thereof (the "Special Meeting"), for the purposes set forth in the accompanying Notice of Special Meeting. This Proxy Statement and accompanying proxy were first forwarded on or about December __, 1997, to stockholders of record on December 15, 1997.

         If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Special Meeting. If a stockholder indicates in his or her proxy a choice with respect to any matter to be acted upon, that stockholder's shares will be voted in accordance with such choice. If no choice is indicated, such shares will be voted "FOR" the approval of the amendment to the Company's Amended and Restated Articles of Incorporation (the "Articles"). A stockholder giving a proxy may revoke it by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by executing another valid proxy bearing a later date and delivering such proxy to the Secretary of the Company prior to or at the Special Meeting, or by attending the Special Meeting and voting in person.

         The expenses of this proxy solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying proxy will be borne by the Company. Such expenses will also include the charges and expenses of banks, brokerage firms, and other custodians, nominees or fiduciaries for forwarding solicitation material regarding the Special Meeting to beneficial owners of the Company's Common Stock. Solicitation of proxies may be made by mail, telephone, personal interviews or by other means by the Board of Directors or employees of the Company who will not be additionally compensated therefor, but who may be reimbursed for their out-of-pocket expenses in connection therewith. The Company will use the services of Corporate Investor Communications, Inc. ("CIC"), a professional soliciting organization, to assist in obtaining in person or by proxy the largest number of stockholders possible. The Company estimates its expenses for such services will not exceed $5,000 plus customary out-of-pocket expenses. The Company has agreed to indemnify CIC against certain liabilities in connection with the proxy solicitation.


                          STOCKHOLDERS ENTITLED TO VOTE

         Stockholders of record at the close of business on December 15, 1997 (the "Record Date"), will be entitled to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 9,773,348 shares of Common Stock, par value $.10 per share ("Common Stock"), of the Company. Each share of Common Stock is entitled to one vote. The presence in person or by proxy of the holders of issued and outstanding shares having a majority of the votes entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. Abstentions from voting and broker non-votes will be counted for purposes of determining whether a quorum has been reached. As provided in the Company's Articles, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Company's Articles. Based on the Company's understanding of Georgia state law requirements, abstentions from voting and broker non-votes will not be considered "votes cast." Broker non-votes will have no effect on the outcome of the proposed amendment. Votes will be tabulated by an inspector of elections appointed by the Board of Directors of the Company. Stockholders of the Company will not be entitled to dissenters' appraisal rights with respect to the amendment to the Company's Articles.

                         PROPOSAL TO AMEND THE COMPANY'S
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

         The Board of Directors has determined that the number of shares of the Company's Common Stock and the number of shares of the Company's Preferred Stock, par value $1.00 per share ("Preferred Stock") presently available for issuance is not sufficient to provide for future contingencies and needs of the Company, such as possible future financings, stock splits, business acquisitions, business combinations, stock distributions, or other corporate purposes. The authorized capital stock of the Company presently consists of 20,000,000 shares of Common Stock and 100,000 shares of Preferred Stock. The number of shares of Common Stock outstanding as of the Record Date was 9,773,348. Allowing for the number of shares of Common Stock outstanding or reserved for future issuance, only 8,500,463 authorized shares of Common Stock remain freely available for issuance. No shares of Preferred Stock were outstanding as of the Record Date.

         The  Board  of  Directors   has  approved  and   recommends   that  the
stockholders approve and adopt a proposal to amend the Articles (the "Proposed Amendment") to amend and restate the Articles to provide for (a) an increase in the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares, (b) an increase in the number of authorized shares of Preferred Stock from 100,000 shares to 10,000,000 shares, (c) a revision of the restrictions on ownership and transfer of the Company's capital stock to include the Preferred Stock, and (d) the correction of certain typographical and other technical errors.

Background and Reasons for Increasing Authorized Shares of Common Stock

         The Board of Directors believes that the Proposed Amendment will provide several long-term advantages to the Company and its stockholders. The passage of the Proposed Amendment would enable the Company to pursue acquisitions or enter into transactions which the Board of Directors believes provide the potential for growth and profit. If additional authorized shares of Common Stock are available, transactions dependent upon the issuance of additional shares will be less likely to be undermined by delays and uncertainties occasioned by the need to obtain stockholder authorization to provide the shares necessary to consummate such transactions. The ability to issue shares of Common Stock, as the Board of Directors determines from time to time to be in the Company's best interests, will also permit the Company to avoid the extra expenses which would be incurred in holding special meetings of stockholders solely to approve an increase in the number of shares of Common Stock which the Company has the authority to issue.

         The Company explores potential acquisitions on a regular basis and may issue shares of Common Stock in connection therewith. While the currently authorized shares of Common Stock are sufficient to provide for the Company's immediate needs, an increase in such authorized shares available for issuance would give the Company greater flexibility to respond to future developments and allow Common Stock to be issued without the expense and delay of a special meeting of stockholders. As of the date on which this Proxy Statement is being mailed, there are no definite proposals in place with respect to any material transaction involving the issuance of Common Stock. If there are any potential business combination transactions which require stockholder approval, such approval will be sought at the appropriate time.

         In addition, in early 1997, the Company filed a Registration Statement on Form S-3 (the "Shelf Registration") with the Securities and Exchange Commission to register shares of Common Stock, warrants to purchase Common Stock and shares or fractional shares of Preferred Stock, with an aggregate public offering price of up to $100,000,000 (collectively, the "Offered Securities"). Under the Shelf Registration the Offered Securities may be offered separately or together on a delayed or continuous basis in the future in separate series, in amounts, at prices and on terms to be determined at the time of offering and set forth in one or more prospectus supplements. There are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized; however, at any time, one or more potential transactions may be under consideration for which the additional shares of Common Stock may be issued and offered for sale under the Shelf Registration. Such shares of Common Stock would be available for issuance without further action by the stockholders, unless required by the Company's Articles or Bylaws, by the rules of any stock exchange on which the Common Stock may be listed or by applicable law. Without an increase in authorized shares of Common Stock, the Company may have to rely on debt, seek alternative financing means, or forego the investment opportunity altogether.

         The availability of authorized but unissued shares of Common Stock could, under certain circumstances, have an anti-takeover effect. Although the Board of Directors has no present intention of doing so, the issuance of new shares of Common Stock could be used to dilute certain rights of a person seeking to obtain control of the Company should the Board of Directors consider the action of such person not to be in the best interest of the stockholders of the Company. The Company is not aware of any pending or proposed effort to obtain control of the Company or to change the Company's management.

         In the event additional shares of Common Stock are issued by the Company, existing holders of shares of Common Stock would have no preemptive rights under the Company's Articles or otherwise to purchase any of such shares. It is possible that shares of Common Stock may be issued at a time and under circumstances that may dilute the voting power of existing stockholders, increase or decrease earnings per share and increase or decrease the book value per share of shares presently held.

Background and Reasons for Increasing Authorized Shares of Preferred Stock

         The Board of Directors has also determined that the number of shares of Preferred Stock presently available for issuance is not sufficient to provide for future contingencies and needs of the Company. In the future, if the Company were to offer for sale shares of Preferred Stock under the Shelf Registration, the number of shares of Preferred Stock presently authorized under the Company's Articles would be insufficient to cover any desired amounts to be sold. Accordingly, the Proposed Amendment is necessary in order to provide flexibility for the Company in the event it desires to offer Preferred Stock for sale under the Shelf Registration for the raising of additional capital or for other corporate purposes. At the present time, there are no agreements, understandings or arrangements for the issuance of shares of Preferred Stock except as described below.

         If the Proposed Amendment passes, the Company intends to offer for sale shares of Preferred Stock under the Shelf Registration in an aggregate public offering price of up to $30,000,000, although there can be no assurance that such offering will occur or be successful. Under the Company's Articles, the Board of Directors is empowered to designate and issue from time to time one or more classes or series of Preferred Stock without stockholder approval; however, until November 1998, no Preferred Stock may be issued except with the consent of a majority of the Company's independent Directors. The Board of Directors may affix and determine the relative rights, preferences and privileges of each class or series of Preferred Stock so issued. Because the Board of Directors has the power to establish the preferences and rights of each class or series of Preferred Stock, it may afford the holders in any series or class of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Stock. The specific number of shares, designation, any distribution, dividend, liquidation, redemption, conversion, voting and other rights and any initial public offering price of the shares of Preferred Stock will be set forth in the applicable prospectus supplement to the Shelf Registration. The proposed preferences and rights of the class of Preferred Stock to be issued under the Shelf Registration are set forth below under "Description of Capital Stock--Series A Preferred Stock."

         While the currently authorized shares of Preferred Stock are sufficient to provide for the Company's immediate needs, an increase in the number of authorized shares available for issuance would give the Company greater flexibility to respond to future developments and allow Preferred Stock to be issued without the expense and delay of an additional special meeting of stockholders. Without an increase in the number of authorized shares of Preferred Stock, the Company may have to rely on debt, seek alternative financing means, or forego an investment opportunity altogether.

         If the Proposed Amendment is approved, the shares of Preferred Stock would be available for issuance without further action by the stockholders, unless required by the Company's Amended and Restated Articles of Incorporation or Bylaws, by the rules of any stock exchange on which the Company's securities may be listed or by applicable law. In addition, the availability of authorized but unissued shares of Preferred Stock could, under certain circumstances, have an anti-takeover effect. Although the Board of Directors has no present intention of doing so, the issuance of new shares of Preferred Stock could be used to dilute certain rights of a person seeking to obtain control of the Company should the Board of Directors consider the action of such person not to be in the best interest of the stockholders of the Company. The Company is not aware of any pending or proposed effort to obtain control of the Company or to change the Company's management.

Revision of Stock Ownership and Transfer Restrictions to Include Preferred Stock

         To enable the Company to retain its status as a self-administered real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), prior to the issuance of any shares of Preferred Stock, the Company's Articles must be amended to extend the restrictions on ownership and transfer of outstanding shares now applicable to shares of Common Stock to shares of Preferred Stock. A summary of the ownership and transfer restrictions that will be applicable to shares of Preferred Stock if the Proposed Amendment passes is set forth below under "Description of Capital Stock--Restrictions on Ownership and Transfer."

Typographical and Technical Corrections to the Articles

         The Proposed Amendment will provide for the correction throughout the Articles of certain typographical and technical errors. The technical revisions include the updating of the Articles to reflect the address of the Company's current principal office.

Use of Proceeds

         Except as otherwise provided in any applicable prospectus supplement, the Company intends to use the net proceeds from any sale of the Preferred Stock for working capital and for general corporate purposes, which may include the repayment of indebtedness, the financing of capital commitments and possible future acquisitions associated with the continued expansion of the Company's business.

Vote Required and Effective Date

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Proposed Amendment. If the stockholders approve the Proposed Amendment, the Proposed Amendment will become effective upon the filing of Articles of Amendment with the Secretary of State of Georgia amending the Company's Amended and Restated Articles of Incorporation, which will occur as soon as reasonably practicable following the Special Meeting. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of Common Stock. The Board of Directors recommends a vote FOR the Proposed Amendment.


                          DESCRIPTION OF CAPITAL STOCK

Common Stock

         The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock and are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Articles.

         The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including elections of directors, and the holders of such shares exclusively possess all voting power, except as otherwise required by law or provided in any resolution adopted by the Board of Directors with respect to any series of Preferred Stock establishing the powers, designations, preferences and relative, participating, option or other special rights of such series. The Articles do not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of Preferred Stock, the holders of Common Stock are entitled to such distributions as may be declared from time to time by the Board of Directors from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders.

Series A Preferred Stock

         The following description of the Preferred Stock represents the Company's estimate of the general terms and provisions of a class of Preferred Stock (the "Series A Preferred Stock") which the Company's may issue if the Proposed Amendment is approved by the stockholders. The actual terms and provisions of any Preferred Stock issued by the Company are subject to approval by the Board of Directors and may differ substantially from those described below. Moreover, even if the Proposed Amendment is approved and adopted by the stockholders, there can be no assurance that the Company will issue any shares of Preferred Stock, whether similar in terms and provisions to the following description or have other terms and provisions as determined by the Board of Directors.

         Series A Preferred Stock will rank senior to the Common Stock with respect to the payment of dividends and amounts distributable on liquidation. Dividends on Series A Preferred Stock will be cumulative from the date of original issue and will be payable quarterly in arrears in January, April, July and October at a fixed rate to be determined by the Board of Directors. Shares of Series A Preferred Stock will be entitled to a liquidation preference equal to $25 per share, plus accrued and unpaid dividends.

         Series A Preferred Stock will not be convertible into or exchangeable for any other property or securities of the Company, will have no stated maturity and will not be subject to any sinking fund or mandatory redemption. Except in certain circumstances relating to preservation of the Company's status as a REIT and in connection with a change of control of the Company, Series A Preferred Stock will not be redeemable prior to five years following the date of its issuance. On and after such date, Series A Preferred Stock will be redeemable for cash at the option of the Company, in whole or in part, at a redemption price of $25 per share, plus dividends accrued and unpaid to the redemption (whether or not declared) without interest.

         Upon a change of control of the Company at any time prior to the expiration of five years following the date of issuance of Series A Preferred Stock, the Company may redeem all of the outstanding Series A Preferred Stock at a purchase price equal to the liquidation value of the stock, plus a premium to be determined by the Board of Directors, plus dividends accrued and unpaid to the redemption date (whether or not declared) without interest.

         The holders of Series A Preferred Stock will generally have no voting rights except as required by law. However, whenever dividends on any shares of Series A Preferred Stock are in arrears for six or more quarters (whether consecutive or not), the holders of such shares (voting separately as a class with all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of the Company until all dividends accumulated on such shares of Series A Preferred Stock have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, certain changes to the terms of the Series A Preferred Stock that would be materially adverse to the rights of holders of Series A Preferred Stock cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series A Preferred Stock.
Holders of Series A Preferred Stock will have certain other voting rights under Georgia law.

Restrictions on Ownership and Transfer

         For the Company to continue to qualify as a REIT under the Code after January 1, 1995, not more than 50% in value of its outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to also include certain entities) during the last half of a taxable year, and such stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. These restrictions did not apply to 1994, which was the first taxable year for which the Company's REIT election was effective. In addition, certain percentages of the Company's gross income must be from particular activities. Because the Board of Directors believes it is essential for the Company to continue to qualify as a REIT, the Board of Directors adopted, and the stockholders prior to the Company's initial public offering approved, the ownership limit provision of the Articles restricting the acquisition of shares of Common Stock (the "Ownership Limit Provision"). If the Proposed Amendment is adopted these restrictions will be extended to shares of Preferred Stock as well. The following description summarizes the Ownership Limit Provision as it will apply to both the Common Stock and the Preferred Stock if the Proposed Amendment is adopted.

         The Ownership Limit Provision provides that, subject to certain exceptions specified in the Articles, Mr. Kitchin cannot own, or be deemed to own by virtue of the attribution provisions of the Code, more than that number of shares which is equal to 20.75% of the aggregate value of the Company's outstanding stock or the Related Party Limit (as defined below), American Real Estate Company Ltd. cannot own, directly or indirectly, more than that number of shares which is equal to 9% of the aggregate value of the Company's outstanding stock and no other stockholder may own, or similarly be deemed to own, more than 6.75% of the aggregate value of the Company's outstanding stock.

         In addition, since rent from any tenant 10% of which is owned, directly or constructively, by the Company, including an owner of 10% or more of the Company, is not qualifying rent for purposes of the gross income tests under the Code, the Company's Articles include an additional ownership restriction referred to as the "Related Party Limit." The Related Party Limit provides that any stockholder who owns, or is deemed to own by virtue of the attribution provisions of the Code (which differ from the attribution provisions applied to the Ownership Limit), in excess of a 9.9% interest or voting power in the capital stock, net assets or profits of an entity from whom the Company derives gross income cannot own more than 9.9% of the aggregate value of the Company's outstanding stock.


         The Board of Directors has the power to grant a waiver of the Ownership Limit or the Related Party Limit upon application by a stockholder. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the REIT status of the Company.

         If shares in excess of the Ownership Limit, or shares which would cause the Company to be beneficially owned by fewer than 100 persons, are issued or transferred to any person, such issuance or transfer shall be null and void and the intended transferee will acquire no rights to the stock. Shares owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit or Related Party Limit ("Excess Shares") will be automatically transferred, pursuant to the Articles, to the Company as trustee of a trust for the exclusive benefit of the transferee or transferees to whom the shares are ultimately transferred (without violating the Ownership Limit or Related Party Limit). While the Excess Shares are held in trust, they will not be entitled to vote, they will not be considered for purposes of any stockholder vote or the determination of a quorum for such vote and they will not be entitled to participate in any distributions made by the Company. The intended transferee-stockholder may, at any time the Excess Shares are held by the Company in trust, transfer the Excess Shares at a price not to exceed the price paid by the intended transferee-stockholder to any individual whose ownership of such Excess Shares would be permitted under the Ownership Limit, at which time the Excess Shares would no longer be Excess Shares. In addition, the Company would have the right, for a period of 90 days during the time the Excess Shares are held by the Company in trust, to purchase all or any portion of the Excess Shares from the intended transferee-stockholder at the lesser of the price paid for the Common Stock or Preferred Stock, as the case may be, by the intended transferee-stockholder and the closing market price for shares of the respective class of stock on the date the Company exercises its option to purchase. The 90-day period would commence on the date of the violative transfer of ownership if the intended transferee-stockholder gives notice of the transfer to the Company, or, if no notice is given, the date the Board of Directors determines that a violative transfer of ownership has occurred.

         The Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. Except as otherwise described above, any change in the Ownership
Limit or Related Party Limit would require an amendment to the Articles. Amendments to the Articles require the affirmative vote of holders owning a majority of the outstanding Voting Stock. In addition to preserving the Company's status as a REIT, the Ownership Limit and Related Party Limit may have the effect of precluding an acquisition of control of the Company without the approval of the Board of Directors.

     All certificates representing shares of Common Stock and Preferred Stock will bear a legend referring to the restrictions described above. All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% of the aggregate value of the Company's outstanding stock must file an affidavit with the Company containing the information specified in the Articles within 30 days after January 1 of each year. In addition, each stockholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information as of December 15, 1997, regarding the ownership of the Company's Common Stock by (a) all persons known by the Company to be beneficial owners of more than five percent of such stock, (b) each director of the Company, (c) each of the executive officers of the Company named in the Summary Compensation Table included in the Company's Proxy Statement for its Annual Meeting held June 21, 1997, individually, and (d) all executive officers and directors of the Company as a group. Unless otherwise noted, the persons named below have sole voting and investment power with respect to such shares.


                                               Shares of
                                              Common Stock
Name of Owner or                               Beneficially          Percentage
Identity of Group                                Owned 1              of Class
-----------------                                -------              --------
Thomas W. Kitchin                                722,1702                7.3%
   8 Perimeter Center East, Suite 8050
   Atlanta, Georgia 30346-1603

Robert D. Hisrich                                 30,9003                   *

Michael E. Lawrence                               30,0003                   *

Thomas J. O'Haren                                 50,0003                   *

All directors and executive                      939,4994                9.4%
   officers as a group
   (7 persons)
-------

* Less than one percent (1%)

1 The total number includes shares issued and outstanding as of December 15, 1997, plus shares which the owner shown above has the right to acquire within 60 days after December 15, 1997. For purposes of calculating the percent of the class outstanding held by each owner shown above with a right to acquire additional shares, the total number of shares excludes the shares which all other persons have the right to acquire within 60 days after December 15, 1997, pursuant to the exercise of outstanding stock options.

2 Includes 46,938 shares owned by Kitchin Children's Trust, the beneficiaries of which are members of the family of Mr. Kitchin and of which Mr. Kitchin serves as trustee, 75,000 shares issuable upon the exercise of currently vested stock options, 37,500 shares of restricted Common Stock and 140,000 shares owned jointly with Mr. Kitchin's spouse.

3 Includes 30,000 shares issuable upon the exercise of currently vested stock options. 5,000 of such shares are subject to stockholder approval at the Company's next annual meeting of stockholders.

4 Includes 239,067 shares issuable upon the exercise of currently vested stock options and 50,625 shares of restricted Common Stock.

                                  OTHER MATTERS

Matters Which May Come Before the Special Meeting

         The Board of Directors knows of no matters other than those described in this Proxy Statement which will be brought before the Special Meeting for a vote of the stockholders. If any other matter properly comes before the Special Meeting for a stockholder's vote, the persons named in the accompanying proxy will vote thereon in accordance with their best judgment. The Company's Bylaws require that business transacted at the Special Meeting be limited to the purposes stated in the Notice of Special Meeting.

Inclusion in 1998 Proxy Statement of Stockholder Proposals

         To be considered for inclusion in the Company's proxy statement and accompanying proxy for the Company's 1998 Annual Meeting of Stockholders, proposals of stockholders intended to be presented at such meeting must be received at the principal executive offices of the Company, 8 Perimeter Center East, Suite 8050, Atlanta, Georgia 30346-1603, not later than March 2, 1998, and must otherwise conform to the rules of the Securities and Exchange Commission.

         REMINDER: PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                                  Steven A. Curlee, Secretary of
                                                              Jameson Inns, Inc.